PROXY                      THE JERSEY BANK FOR SAVINGS
          2-8 South Kinderkamack Road, Montvale, New Jersey 07645-0333

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints Richard A. Gilsenan and Clyde C. Britt, or any one of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of The Jersey Bank for Savings ("Jersey") held of record by the undersigned on April 21, 1998, at the annual meeting of stockholders to be held on May 27, 1998, or any adjournment thereof.

1. TO APPROVE AN AGREEMENT AND PLAN OF MERGER BY AND AMONG JERSEY, INTERCHANGE FINANCIAL SERVICES CORPORATION AND INTERCHANGE BANK (FORMERLY KNOWN AS INTERCHANGE STATE BANK).

             |_| FOR              |_| AGAINST                 |_| ABSTAIN

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposal 1.

                                           Please sign  exactly as name  appears
                                        below.  When  shares  are  held by joint
                                        tenants,  both should sign. When signing
                                        as    an    attorney,    as    executor,
                                        administrator,   trustee  or   guardian,
                                        please  give  full  title as such.  If a
                                        corporation,   please   sign   in   full
                                        corporate  name by  president  or  other
                                        authorized  officer.  If a  partnership,
                                        please  sign  in  partnership   name  by
                                        authorized person.

                                           DATED:________________________,1998

                                           ___________________________________
                                           Signature

                                           ___________________________________
                                           Signature if held jointly

                                        PLEASE MARK,  SIGN,  DATE AND RETURN THE
                                        PROXY  CARD PROMPTLY  USING THE ENCLOSED
                                        ENVELOPE.